UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                      -------------------
                            FORM 8-K
                        ---------------

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
                             of the
                SECURITIES EXCHANGE ACT OF 1934


                Date of Report: December 5, 2003


             ADVANCED HEALTHCARE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)


                             Nevada
 (State or other jurisdiction of incorporation or organization)




333-51058                                     84-1565820
(Commission File Number)         (IRS Employer Identification Number)

                 c/o Johnny Sanchez, President
859 West South Jordan Parkway, Suite 104, South Jordan, Utah 84095
             (Address of principal executive offices)


                          (801) 446-4768
       (Registrant's telephone number, including area code)




ITEM 1.   Changes in Control of Registrant

On December 4, 2003, pursuant to an Agreement and Plan and Plan of Reorganization ("Agreement") which closed on the date shares were authorized by an increase in the capital structure of the Company (See
Item 2 below), Johnny and Virginia Sanchez are to receive 101,000,000 common voting shares of the Company's common stock in exchange for 100% of the ownership interest in NutraTek, L.L.C., a Utah Limited Liability Company. Under the terms of the Agreement, Daniel Motsinger and Dan Starzcewski will resign as Directors of the Company being replaced by Johnny Sanchez, Virginia Sanchez, Carmen Sanchez and Joe V. Overcash. Randy Sulhoff will remain a director of the Company. The 101,000,000 shares going to Johnny and Virginia Sanchez represent 45.39% of the outstanding shares of common stock of the Company following the acquisiton of NutraTek, L.L.C. Under the terms of the Agreement, 39,000,000 common shares of the Company are being issued to Company affiliates, all of whom have agreed to assign the voting rights to the said 39,000,000 shares to Johnny Sanchez. The combination of the 101,000,000 shares owned by Johnny and Virginia Sanchez and the 39,000,000 shares being voted by Johnny Sanchez will give voting rights for 140,000,000 shares to Johnny and Virginia Sanchez. 140,000,000 shares represents 53% of the outstanding shares of the Company following the Acquisiton of NutraTek, L.L.C.



ITEM 2.   Acquisition or Disposition of Assets

On December 4, 2003, the Company closed on an acquisition agreement whereby it acquired a 100% interest in NutraTek, L.L.C., a Utah Limited Liability Corporation in exchange for one hundred one million common shares of the Company. The terms of the acquisition are set forth in the Agreement and Plan of Reorganization attached hereto as an exhibit and by reference incorporated herein. Included in the acquisition agreement is a provision which allows the spin off and sale of the intellectual properties relating to the Company's oxygen therapy products and business to current management for assumption of the ongoing obligations of that business and shares of the newly created Advanced Oxygen Therapy, Inc.

Under the terms of the agreement, the former owner and president of NutraTek, L.L.C. became the President of the Company and was elected to the Board of Directors of the Company. Also elected to the Board at the time of the closing were Virginia Sanchez, Carmon Sanchez and Joe
V. Overcash.   Dan Starczewski and Dan Motsinger resigned their
positions in the Company at the closing and appointment of the named new directors. See Item 1 above.

Nutratek, L.L.C. is a Utah Limited Liability Company which is engaged in the wholesale distribution of dietary supplements to healthcare professionals.

ITEM 7.   Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:




EXHIBIT   PAGE
NO.       NO.       DESCRIPTION

1         4         Agreement and Plan of Reorganization

Pro forma financial information regarding the acquired company will be filed within the time frame allowed by rule by way of an amendment to this Form 8-K

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Signature                          Date

Advanced Healthcare Technologies, Inc.


By: /s/      Johnny Sanchez               December 2, 2003
Name: Johnny Sanchez
Title:   President